Exhibit 99.5

Statement

Pursuant to §906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, the undersigned officer of WTA Inc. (the “Company”), hereby certifies that:

(1)	the Company’s Annual Report on Form 10-K for the year ended December 28, 2002 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

WTA INC.

Dated: March 18, 2003

/s/ DALE E. PARKER
	Name	Dale E. Parker
	Title:	President (Principal Executive Officer and Principal Financial Officer)